DIRECTORS/TRUSTEES POWER OF ATTORNEY



 City of Minneapolis

 State of Minnesota

        Each of the undersigned, as directors and trustees of the below listed open-end, diversified investment companies that previously have filed registration statements and amendments thereto pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940 with the Securities and Exchange Commission:

                                                  1933 Act         1940 Act
                                                 Reg. Number      Reg. Number
                                                 -----------      -----------

       AXP Bond Fund, Inc.                       2-51586          811-2503
       AXP California Tax-Exempt Trust           33-5103          811-4646
       AXP Discovery Fund, Inc.                  2-72174          811-3178
       AXP Equity Select Fund, Inc.              2-13188          811-772
       AXP Extra Income Fund, Inc.               2-86637          811-3848
       AXP Federal Income Fund, Inc.             2-96512          811-4260
       AXP Global Series, Inc.                   33-25824         811-5696
       AXP Growth Series, Inc.                   2-38355          811-2111
       AXP High Yield Tax-Exempt Fund, Inc.      2-63552          811-2901
       AXP International Fund, Inc.              2-92309          811-4075
       AXP Investment Series, Inc.               2-11328          811-54
       AXP Managed Series, Inc.                  2-93801          811-4133
       AXP Market Advantage Series, Inc.         33-30770         811-5897
       AXP Money Market Series, Inc.             2-54516          811-2591
       AXP New Dimensions Fund, Inc.             2-28529          811-1629
       AXP Precious Metals Fund, Inc.            2-93745          811-4132
       AXP Progressive Fund, Inc.                2-30059          811-1714
       AXP Selective Fund, Inc.                  2-10700          811-499
       AXP Special Tax-Exempt Series Trust       33-5102          811-4647
       AXP Stock Fund, Inc.                      2-11358          811-498
       AXP Strategy Series, Inc.                 2-89288          811-3956
       AXP Tax-Exempt Series, Inc.               2-57328          811-2686
       AXP Tax-Free Money Fund, Inc.             2-66868          811-3003
       AXP Utilities Income Fund, Inc.           33-20872         811-5522

 hereby constitutes and appoints Arne H. Carlson and Leslie L. Ogg or either one of them, as her or his attorney-in-fact and agent, to sign for her or him in her or his name, place and stead any and all further amendments to said registration statements filed pursuant to said Acts and any rules and regulations thereunder, and to file such amendments with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting to either of them the full power and authority to do and perform each and every act required and necessary to be done in connection therewith.

        Dated the 11th day of January, 2001.


 /s/ Peter J. Anderson                  /s/ Heinz F. Hutter
----------------------                  -------------------
     Peter J. Anderson                      Heinz F. Hutter

 /s/ H. Brewster Atwater, Jr            /s/ Anne P. Jones
----------------------------            -----------------
     H. Brewster Atwater, Jr                Anne P. Jones

/s/  Arne H. Carlson                    /s/ William R. Pearce
--------------------                    ---------------------
     Arne H. Carlson                        William R. Pearce

/s/  Lynne V. Cheney                    /s/ Alan K. Simpson
--------------------                    -------------------
     Lynne V. Cheney                        Alan K. Simpson

/s/  Livio D. DeSimone                  /s/ John R. Thomas
----------------------                  ------------------
     Livio D. DeSimone                      John R. Thomas

/s/  Ira D. Hall                        /s/ C. Angus Wurtele
----------------                        --------------------
     Ira D. Hall                            C. Angus Wurtele

/s/  David R. Hubers
---------------------
     David R. Hubers